                            AMENDED  AND  RESTATED
                               CREDIT AGREEMENT

                          $33,000,000.00  TERM  LOAN
                                FROM THE BANKS

                    $5,000,000.00  REVOLVING  CREDIT  LOAN
                                FROM THE BANKS

                   $5,000,000.00  LETTER OF CREDIT FACILITY
                                FROM THE AGENT

                                     AMONG

                        AMERICAN  ECOLOGY  CORPORATION,
                                AS THE COMPANY

                        THE SUBSIDIARIES OF THE COMPANY
                          LISTED AS GUARANTORS HEREIN

                 TEXAS  COMMERCE  BANK  NATIONAL  ASSOCIATION,
                                 AS THE AGENT

                                      AND

                            THE BANKS NAMED HEREIN,
                                 AS THE BANKS

                                  DATED AS OF
                               DECEMBER 1, 1994

                              TABLE  OF  CONTENTS

ARTICLE  I      DEFINITIONS..............................................  1
 Section  1.01  Definitions..............................................  1

ARTICLE  II     MAKING  AND  REPAYING  THE  LOANS........................ 14
 Section  2.01  The Revolving Credit Loan................................ 14
 Section  2.02  The Term Loan............................................ 14
 Section  2.03  Syndication.............................................. 14
 Section  2.04  Notice of Revolving Credit Loan.......................... 15
 Section  2.05  Minimum Amount of Each Loan.............................. 15
 Section  2.06  Notes and Disbursements.................................. 15
 Section  2.07  Conversions and Continuances............................. 16
 Section  2.08  Payment of Interest...................................... 16
 Section  2.09  Interest Periods......................................... 18
 Section  2.10  Interest Rate Not Ascertainable.......................... 18
 Section  2.11  Required Payments of Principal........................... 19
 Section  2.12  Voluntary Prepayments.................................... 19
 Section  2.13  Method and Place of Payment.............................. 19
 Section  2.14  Voluntary Reduction of Commitment........................ 19
 Section  2.15  Mandatory Reduction of Commitment........................ 20
 Section  2.16  Increased Taxes or Costs................................. 20
 Section  2.17  Change in Legality....................................... 21
 Section  2.18  Failure of Company to Make or Repay Loans................ 21

ARTICLE  III    LETTERS OF CREDIT........................................ 22

 Section  3.01  Letters of Credit........................................ 22
 Section  3.02  Application for Letter of Credit......................... 22
 Section  3.03  Letter of Credit Note.................................... 23
 Section  3.04  Rights of Agent Regarding Letters of Credit.............. 23
 Section  3.05  Increased Letter of Credit Costs......................... 23
 Section  3.06  Acknowledgement of the Company and the Other Banks....... 24

ARTICLE IV      FEES..................................................... 24

 Section  4.01  Fees..................................................... 24
 Section  4.02  Letter of Credit Fees.................................... 25


ARTICLE  V      CONDITIONS PRECEDENT..................................... 25

 Section  5.01  Conditions Precedent to the Initial Credit Event......... 25
 Section  5.02  Conditions Precedent to All Credit Events................ 26
 Section  5.03  Conditions Precedent to Issuance of Letter of Credit..... 27


ARTICLE  VI     REPRESENTATIONS AND WARRANTIES........................... 27

 Section  6.01  Organization and Qualification........................... 27
 Section  6.02  Authorization and Validity............................... 27
 Section  6.03  Governmental Consents.................................... 28
 Section  6.04  Conflicting or Adverse Agreements or Restrictions........ 28
 Section  6.05  Title to Assets.......................................... 28
 Section  6.06  Litigation............................................... 28
 Section  6.07  Financial Statements..................................... 28
 Section  6.08  Default.................................................. 28
 Section  6.09  Investment Company Act................................... 29
 Section  6.10  Public Utility Holding Company Act....................... 29
 Section  6.11  ERISA.................................................... 29
 Section  6.12  Tax Returns and Payments................................. 29
 Section  6.13  Environmental Matters.................................... 29
 Section  6.14  Purpose of Loans......................................... 30
 Section  6.15  Franchises and Other Operating Rights.................... 30
 Section  6.16  Subsidiaries............................................. 30


ARTICLE  VII    AFFIRMATIVE COVENANTS.................................... 31

 Section  7.01  Information Covenants.................................... 31
 Section  7.02  Books, Records and Inspections........................... 33
 Section  7.03  Insurance and Maintenance of Properties.................. 33
 Section  7.04  Payment of Taxes......................................... 33
 Section  7.05  Corporate Existence...................................... 33
 Section  7.06  Compliance with Statutes................................. 33
 Section  7.07  ERISA.................................................... 33
 Section  7.08  Additional  Guaranties................................... 34
 Section  7.09  Proceeds of Private Placement............................ 34


ARTICLE  VIII   NEGATIVE COVENANTS....................................... 34

 Section  8.01  Change in Business....................................... 34
 Section  8.02  Consolidation, Merger or Sale Assets..................... 35
 Section  8.03  Liens.................................................... 35
 Section  8.04  Indebtedness............................................. 35
 Section  8.05  Investments.............................................. 36
 Section  8.06  Restricted Payments...................................... 36
 Section  8.07  Change in Accounting; Fiscal Year........................ 36
 Section  8.08  Debt to Capitalization Ratio............................. 36


 Section  8.09  Interest Coverage Ratio.................................. 36
 Section  8.10  Fixed Charge Coverage Ratio.............................. 36
 Section  8.11  Coverage Ratio........................................... 36
 Section  8.12  Capital Expenditures..................................... 36
 Section  8.13  Deferred Site Development Expenditures................... 37
 Section  8.14  Minimum Eligible Receivables............................. 37
 Section  8.15  Transactions with Affiliates............................. 37
 Section  8.16  Change of Certain Indebtedness........................... 37


ARTICLE  IX     GUARANTY................................................. 37

 Section  9.01  Guaranty................................................. 37
 Section  9.02  Continuing Guaranty...................................... 37
 Section  9.03  Effect of Debtor Relief Laws............................. 39
 Section  9.04  Waiver of Subrogation.................................... 39
 Section  9.05  Subordination............................................ 40
 Section  9.06  Waiver................................................... 40
 Section  9.07  Full Force and Effect.................................... 41


ARTICLE  X      EVENTS OF DEFAULT AND REMEDIES........................... 41

 Section 10.01  Events of Default and Remedies........................... 41
 Section 10.02  Primary Remedies......................................... 43
 Section 10.03  Other Remedies........................................... 43


ARTICLE  XI     THE...................................................... 44

 Section 11.01  Authorization and Action................................. 44
 Section 11.02  Agent's Reliance......................................... 44
 Section 11.03  Agent and Affiliates; Texas Commerce Bank
                 National Association and Affiliates..................... 45
 Section 11.04  Bank Credit Decision..................................... 46
 Section 11.05  Agent's Indemnity........................................ 46
 Section 11.06  Successor Agent.......................................... 47
 Section 11.07  Notice of Default........................................ 47


ARTICLE  XII    MISCELLANEOUS............................................ 47

 Section 12.01  Amendments............................................... 47
 Section 12.02  Notices.................................................. 48
 Section 12.03  No Waiver; Remedies...................................... 48
 Section 12.04  Costs, Expenses and Taxes................................ 49
 Section 12.05  Indemnity................................................ 49
 Section 12.06  Right of Setoff.......................................... 50
 Section 12.07  Governing Law............................................ 50
 Section 12.08  Maximum Interest......................................... 50


 Section 12.09  Survival of Representations and Warranties............... 52
 Section 12.10  Binding Effect........................................... 52
 Section 12.11  Successors and Assigns; Participations................... 52
 Section 12.12  Accounting Terms......................................... 52
 Section 12.13  Independence of Covenants................................ 52
 Section 12.14  Separability............................................. 52
 Section 12.15  Execution in Counterparts................................ 52
 Section 12.16  Interpretation........................................... 52
 Section 12.17  Submission to Jurisdiction............................... 53
 Section 12.18  Waiver of Jury Trial..................................... 54
 Section 12.19  Final Agreement of the Parties........................... 54


List of Exhibits and Schedules:
- ------------------------------

Exhibit  2.04     Form of Notice of Loan Request
Exhibit  2.06A    Form of Revolving Credit Note
Exhibit  2.06B    Form of Term Note
Exhibit  3.03     Form of Letter of Credit Note
Exhibit  7.01(e)  Certificate Regarding No Default (and Status of Subsidiaries)


Schedule  6.05    Encumbrances on Title
Schedule  6.06    Pending Litigation
Schedule  6.13    Environmental Compliance
Schedule  8.03    Permitted Liens
Schedule  8.04    Indebtedness
Schedule  8.05    Permitted Investments

                   AMENDED  AND  RESTATED  CREDIT  AGREEMENT


      THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 1, 1994 (this "Agreement") is among AMERICAN ECOLOGY CORPORATION, a Delaware corporation (the "Company"), the subsidiaries of the Company listed on the signature pages hereof under the caption "Guarantors" (together with each other Person (as hereinafter defined) who becomes a Guarantor pursuant to Section 7.08, collectively, the "Guarantors"), the banks and other financial institutions listed on the signature pages hereof on the date hereof or subsequent hereto pursuant to the Syndication (as hereinafter defined, and together with each other Person who becomes a Bank pursuant to the terms hereof, the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business in Houston, Texas, individually as a Bank and as Agent for the other Banks (in such capacity, the "Agent").

      WHEREAS, the Company and the Agent, as Bank, entered into that one certain Credit Agreement dated as of April 22, 1994, as amended by First Amendment dated July 12, 1994 and by Second Amendment dated September 30, 1994 (as amended the "Original Agreement"); and

      WHEREAS, the Company has requested the Agent to renew, extend and modify the Original Agreement, to increase the total of the loans thereunder to $38,000,000.00, to provide Letters of Credit of an additional $5,000,000.00, to extend the maturity date and to make certain other changes to the Original Agreement; and

      WHEREAS, the Agent has agreed to do so upon certain terms and conditions; and

      WHEREAS, the Company, the Agent, the Guarantors and the Persons who are becoming Banks wish to execute this document for the purpose of evidencing this agreement and these terms and conditions and restating the Original Agreement in its entirety.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the below signed parties do hereby amend and restate the Original Agreement as hereinafter set forth and do agree as follows:


                                  ARTICLE  I

                                  DEFINITIONS

       SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

      "Additional Guaranties" has the meaning specified in Section 7.08.

      "Adjusted Net Worth" shall mean, with respect to a Guarantor, as of any date of determination thereof, the excess of (a) the amount of the present fair saleable value of the assets of such Guarantor as of the date of such determination, over (b) the amount of all liabilities of such Guarantor, contingent or otherwise, as of the date of such determination, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person, and any other Person in which such Person's direct or indirect equity interest is 10% or more of the total outstanding equity interests of such Person.

      "Agent" has the meaning specified in the introduction to this Agreement.

      "Agreement" has the meaning specified in the introduction to this Agreement.

      "Alternate Base Rate" means, for any date, a rate per annum (rounded upwards, if necessary, to the next /1//\\16 \\of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus /1//\\2\\ of 1%. For purposes hereof, the term "Prime Rate" shall mean, as of a particular date, the prime rate most recently determined by the Agent and thereafter entered in the minutes of the Agent's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Alternate Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

      "Application For Letter of Credit" has the meaning specified in Section 3.02.

      "Bank" has the meaning specified in the introduction to this Agreement.

      "Bankruptcy Code" has the meaning specified in Section 10.01(e).

      "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

      "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas) on which the Agent is open for business in Houston, Texas; provided, that, when used in connection with a Eurodollar Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Lease" means, as to any Person, any lease in respect of which the rental obligations of such Person constitute Capitalized Lease Obligations.

      "Capitalized Lease Obligations" means, as to any Person, all rental obligations of such Person which, in accordance with GAAP, are or will be required to be capitalized on the books of such Person.

      "Code" means the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

      "Commitment" means the obligations of each of the Banks to make the Loans in the amounts or percentages designated on the signature page hereto for each Bank.

      "Company" has the meaning specified in the introduction to this Agreement.

      "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus Consolidated Interest Expense actually deducted in arriving at Consolidated Net Income, Deferred Site Maintenance Expense, depreciation, depletion, amortization and provision for taxes, without giving effect to any extraordinary gains or gains from sales of assets or write downs in the value of assets owned by any of the Loan Parties.

      "Consolidated Fixed Charges" means, as to the Company and its Subsidiaries and for any period, actual cash payments of interest, plus the total aggregate scheduled principal payments for the immediately preceding twelve-month period (including the principal portion of payments made in respect of obligations under Capital Leases), plus Deferred Site Development Expenditures for such period, plus all capital expenditures for such period plus all declared and paid dividends for such period, determined on a consolidated basis.

      "Consolidated Funded Indebtedness" means, as to the Company and its Subsidiaries determined on a consolidated basis, all Indebtedness of such Persons, excluding accounts payable in the ordinary course of business which are not accruing interest.

      "Consolidated Indebtedness" means Indebtedness of the Company and its Subsidiaries determined on a consolidated basis.

      "Consolidated Interest Expense" means, as to the Company and its Subsidiaries and for any period, the total consolidated gross interest expense, including all amortization of debt discount and imputed interest for such period.

      "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis.

      "Consolidated Net Worth" means the sum of the par value or stated value of the capital stock (excluding treasury stock), capital in excess of par or stated value of shares of capital stock, retained earnings (or minus accumulated deficit) and any other account which, in accordance with GAAP, constitutes stockholders' equity, of the Company and its Subsidiaries, determined on a consolidated basis.

      "Coverage Ratio" means, for any Financial Statement Delivery Date, the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA.

      "Credit Event" means the making of any Loan or the issuance or the extension of any Letter of Credit.

      "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

      "Default Rate" means the lesser of the Maximum Permissible Rate or the Alternate Base Rate plus 4% per annum.

      "Deferred Site Development Expenditure" means all costs (other than the acquisition cost of the property and improvements) incurred in connection with the preparation and opening of new sites for the purpose of storing hazardous wastes, including, without limitation, all costs for legal, environmental, sales, licensing, promotional work and similar items.

      "Deferred Site Maintenance Expense" means the amount of money allocated on the Company,s consolidated statement of income to the Deferred Site Maintenance Reserve.

      "Deferred Site Maintenance Reserve" means the amount shown on the Company,s consolidated balance sheet as a reserve to be utilized in connection with closing, preparing to close and maintaining closed disposal sites.

      "Designated Payment Date" means March 31, June 30, September 30 and December 31 in any year; provided, if in any such year a Designated Payment Date shall be a day which is not a Business Day, such Designated Payment Date shall be the next succeeding Business Day, and such extension of time shall be included in determining the amount to be paid on such date.

      "Effective Date" means the date on which all conditions to borrowing set forth in Section 5.01 are first met or waived in accordance with Section 12.01.

      "Eligible Receivable" means as to any Person on a consolidated basis and at any time, all Receivables of such Person, each of which meets all of the following criteria on the date of any determination of Eligible Receivables:

      (a) the Receivable arose in the ordinary course of business from the sale of goods by such Person in which such Person had the sole and complete ownership;

      (b) the Receivable is owned by such Person free and clear of any and all Liens and or rights of others, other than Permitted Liens;

      (c) the Receivable is not more than ninety (90) days past due (120 days if owing from a Person rated BBB- or above by Standard & Poor,s Rating Group);

      (d) not more than thirty (30) days have elapsed since (i) the date the service was provided and (ii) the date of the invoice for such goods;

      (e) the Receivable is not evidenced by a promissory note, chattel paper or other instrument;

      (f) the account debtor has made no claim that the Receivable is subject to set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the account debtor concerning its liability on the Receivable, provided that if any such claim has been made in regard to a portion of a receivable, the remainder may still be considered to be an Eligible Receivable;

      (g) no notice of bankruptcy, insolvency or financial distress of the account debtor has been received by the Company;

      (h) the Banks have a valid and perfected Lien in the Receivable;

      (i) the account debtor is domiciled in the United States of America or any of its possessions and the Receivable is denominated in dollars; and

      (j) with respect to any Receivable, such Person shall not have received notification from the Agent that, in the reasonable discretion of the Agent, such Receivable is not acceptable.

      "Environmental Laws" means federal, state or local laws, rules or regulations, and any judicial, arbitral or administrative interpretations thereof, including any judicial, arbitral or administrative order, judgment, permit, approval, decision or determination pertaining to conservation or protection of the environment in effect at the time in question, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendment and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and comparable state and local laws, and other environmental conservation and protection laws.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

      "ERISA Affiliate" means (a) any trade or business (whether or not incorporated) which is either a member of the same "controlled group" or under "common control," within the meaning of Section 414 of the Code and the regulations thereunder, with a Loan Party and (b) any Subsidiary.

      "Eurocurrency Liabilities" has the meaning specified in Regulation D as in effect from time to time.

      "Eurodollar Rate" means with respect to any Loan for any Interest Period, the rate (rounded to 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the entire portion of such Loan and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the Agent by prime banks in whatever Eurodollar interbank market may be selected by the Agent in its sole and absolute discretion, acting in good faith, at the time of determination and in accordance with the then usual practice in such market at approximately 10:00 a.m. (Houston, Texas time) two Business Days prior to the commencement of such Interest Period.

      "Eurodollar Rate Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

      "Events of Default" has the meaning specified in Section 10.01.

      "Excess Cash Flow" means, for any quarter, an amount equal to Consolidated Net Income plus depreciation and amortization items, minus: (i) all capital expenditures, (ii) principal payments, (iii) Deferred Site Development Expenditure and (iv) cash expenditures charged to the Deferred Site Maintenance Reserve and (v) plus (minus) decreases (increases) in working capital.

      "FDIC" means the Federal Deposit Insurance Corporation (or any successor).

      "Federal Funds Effective Rate" has the meaning specified in the definition of the term "Alternate Base Rate."

      "Fees" means all amounts payable pursuant to Sections 4.01, 4.02 or 4.03.

      "Financial Statement Delivery Date" means the date on which the quarterly or annual financial statements of the Company are delivered pursuant to Section 7.01(a) or Section 7.01(b), as the case may be.

      "Financials" has the meaning specified in Section 6.07.

      "GAAP" means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Company.

      "Guaranteed Obligations" has the meaning specified in Section 9.01.

      "Guarantors" has the meaning specified in the introduction to this Agreement.

      "Guaranty" means the guaranty of the Guarantors contained in Article IX and shall include any Additional Guaranty.

      "Hazardous Materials" means (a) hazardous waste as defined in the Resource

Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

      "Highest Lawful Rate" means the maximum nonusurious rate of interest that, under applicable law, may be contracted for, taken, reserved, charged or received by the Agent on the Loans or under the Loan Documents at any time or from time to time. If the maximum rate of interest which, under applicable law, the Agent is permitted to charge the Company on the Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company or any other Person.

      "Indebtedness" means, when used with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (excluding, however, accounts payable and other accrued liabilities arising in the ordinary course of such Person's business that are a current liability under GAAP and payments or benefits in the nature of compensation for services of employees, officers and directors), (b) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (c) all Capitalized Lease Obligations of such Person, (d) all guaranties or other contingent obligations of any kind of such Person in respect of the Indebtedness of any other Person of the type referred to in clause (a), (b) or (c) above and
(e) all Indebtedness of the type referred to in clause (a), (b) or (c) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise to be secured by) any Lien upon or interest in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, to the extent any of the foregoing described in clauses (a) through (e) above constitute a liability on such Person's balance sheet prepared in accordance with GAAP.

      "Interest Period" has the meaning specified in Section 2.09.

      "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of the assets, stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

      "Letter of Credit Collateral" means cash, securities issued or directly and fully guaranteed or issued by the United States, deposits in the Agent or other securities, which other securities are, in the Agent,s sole discretion, satisfactory collateral.

      "Letter of Credit Commitment" means the Agent's obligation to issue Letters of Credit hereunder.

      "Letter of Credit Fee" has the meaning specified in Section 4.03.

      "Letter of Credit Note" has the meaning specified in Section 3.03 hereof.

      "Letter of Credit Note Maturity Date" means April 22, 1996, or the earlier acceleration of said Note pursuant hereto.

      "Letter of Credit Termination Date" means the date that is (a) one year subsequent to the Letter of Credit Note Maturity Date or (b) the earlier acceleration of the Obligations pursuant hereto, provided that, for Letters of Credit which renew automatically on an annual basis, as agreed upon at time of issuance, such date shall be five years subsequent to the Letter of Credit Note Maturity Date.

      "Letters of Credit" has the meaning provided in Section 3.01.

      "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any lease intended as security, any Capital Lease in the nature of the foregoing, any conditional sale agreement or other title retention agreement, in each case, for the purpose, or having the effect, of protecting a creditor against loss of securing the payment or performance of an obligation.

      "Loans" has the meaning provided in Section 2.02.

      "Loan Date" means, with respect to each Loan, the Business Day upon which the proceeds of such Loan are to be made available to the Company.

      "Loan Documents" means this Agreement (including the Guaranty), the Notes, the Security Agreements, the Syndication Agreement and all other documents executed in connection therewith.

      "Loan Party" means the Company or any Guarantor and "Loan Parties" means the Company and the Guarantors.

      "Margin" means, with respect to any Loan for any Margin Period, except as otherwise set forth in Section 2.07(c) hereof, the rate of interest per annum determined as set forth below for the Type of such Loan:

      (a) during the period from the Effective Date through the delivery of Financials sufficient to determine the Margin, and for any period when there are no Financials sufficient to determine the Margin, the Margin shall be:

                     Eurodollar           Alternate Base
                        Rate                   Rate
                        ----                   ----
                        3.0%                   .75%

      (b) at all other times the margin shall be determined as follows:

  (i) if, at the end of the fiscal quarter immediately preceding such period, the Coverage Ratio is less than 1.25 to 1.0, the margin shall be:

                     Eurodollar        Alternate Base
                        Rate                Rate
                        ----                ----
                         2.0%                 0%

  (ii) if, at the end of the fiscal quarter immediately preceding such period, the Coverage Ratio is equal to or greater than 1.25 to 1.0 but less than 2.00 to 1.0, the margin shall be:

                     Eurodollar        Alternate Base
                        Rate                Rate
                        ----                ----
                        2.5%                 .25%

  (iii) if, at the end of the fiscal quarter immediately preceding such period, the Coverage Ratio is equal to or greater than 2.00 to 1.0, the margin shall be

                     Eurodollar        Alternate Base
                        Rate                Rate
                        ----                ----
                        3.0%                .75%

      "Margin Period" means a period commencing on a Financial Statement Delivery Date and ending on the next succeeding Financial Statement Delivery Date.

      "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole or (b) an event which materially impairs the ability of the Company to make payment hereunder or under the Notes or the right of any Bank to enforce any of its remedies to collect any amounts owing under the Loan Documents.

      "Maximum Guaranteed Amount" for each Guarantor shall mean the greater of
(a) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor as of the date hereof and (b) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the earlier of (i) the date of the commencement of a case under Title 11 of the United States Code in which such Guarantor is a debtor and
(ii) the date enforcement of the Guaranty is sought.

      "Maximum Permissible Rate" has the meaning provided in Section 12.08.

      "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

      "Notes" means the Term Note(s), the Revolving Credit Note(s) and the Letter of Credit Note.

      "Notice of Conversion" has the meaning provided in Section 2.07.

      "Notice of Default" has the meaning specified in Section 10.01.

      "Notice of Loan Request" has the meaning provided in Section 2.03.

      "Obligations" means all the obligations of the Company and the other Loan Parties now or hereafter existing under the Loan Documents, whether for principal, interest, Letter of Credit reimbursement liability, Fees, expenses, indemnification or otherwise.

      "Other Activities" / "Other Financings" shall have the respective meanings assigned to them in Section 11.03.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

      "Permitted Investments" means, as to any Person,

      (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition thereof,

      (b) time deposits and certificates of deposit with maturities of not more than twelve months from the date of acquisition by such Person in any of the Banks or other commercial bank incorporated in the United States or any U.S. branch of any other commercial bank, in each case having capital, surplus and undivided profits aggregating $100,000,000 or more with a long term unsecured debt rating of at least A- from Standard & Poor,s Ratings Group or A3 from Moody's Investors Service,

      (c) commercial paper issued by any Person incorporated in the United States rated at least A 1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P 1 or the equivalent thereof by Moody's Investors Service and, in each case, maturing not more than 270 days after the date of issuance,

      (d) investments in money market mutual funds having assets in excess of $2,000,000,000 substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above,

      (e) repurchase or reverse purchase agreements respecting obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank listed in or meeting the qualifications specified in clause (b) above, and

      (f) banker's acceptances maturing within one year from the date of origin issued by a bank or trust company organized under the law of the United States having capital, surplus and undivided profits aggregating at least $100,000,000 and a long-term deposit rating of A- or higher by Standard & Poor's Ratings Group.

      "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign or domestic state or political subdivision thereof or any agency of such state or subdivision.

      "Plan" means any employee pension benefit plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, with respect to which a Loan Party or an ERISA Affiliate contributes or has an obligation or liability to contribute, including any such plan that may have been terminated.

      "Private Placement" means that certain sale of the Company's notes, other debt obligations or other equity securities to various Persons in an approximate amount of $35,000,000.00 or more, which process is currently underway with an expected consummation date of on or about May 1, 1995.

      "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

      "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

      "Required Banks" means 100% of the Banks hereunder.

      "Requirements of Environmental Laws" means, as to any Person, the requirements of any applicable Environmental Law relating to or affecting such Person or the condition or operation of such Person,s business or its properties, both real and personal.

      "Reserve Percentage" means, the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage is so applicable, the daily average for such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserves) in respect of liabilities or assets consisting of or including Eurocurrency Liabilities.

      "Responsible Officer" means, with respect to any Loan Party, the president, chief executive officer, treasurer or chief financial officer of such Loan Party.

      "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of stock or warrants, rights or options to acquire shares of stock of the Company and (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock (including warrants, rights or options relating thereto) of the Company.

      "Revolving Credit Commitment" means the total of each Bank's obligation to make Revolving Credit Loans hereunder.

      "Revolving Credit Commitment Fee" has the meaning specified in Section 4.01(b).

      "Revolving Credit Loan" has the meaning specified in Section 2.01.

      "Revolving Credit Note" has the meaning specified in Section 2.06(a).

      "Revolving Credit Note Maturity Date" means January 31, 1996 or the earlier date of the acceleration of said Note pursuant to Section 10.01.

      "Security Agreements" means those certain Security Agreements dated as of the date hereof, executed by each of the Loan Parties, except for American Liability and Excess Insurance Company, in favor of the Agent, on behalf of the Banks, granting a security interest in all of the accounts and general intangibles of each of the Loan Parties, all of the capital stock of each of the Subsidiaries and all of the material assets of all of the remaining Loan Parties other than the Company, all as described therein, and all proceeds thereof.

      "Subsidiary" means and includes, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly and (b) any partnership, association, joint venture or other entity in which such Person, directly or indirectly, has greater than 50% of (i) the directors (or Persons performing similar functions) thereof or (ii) equity interest.

      "Syndication" has the meaning specified in Section 2.03.

      "Syndication Agreement" means that certain agreement of even date herewith between the Agent and the Company regarding said parties' joint efforts to solicit additional Banks.

      "Term Loan" has the meaning specified in Section 2.02.

      "Term Note" has the meaning specified in Section 2.06(b).

      "Term Note Maturity Date" means January 31, 1996, or the earlier acceleration of said Note pursuant to Section 10.01.

      "Unfunded Current Liability" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent Plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.


                                  ARTICLE  II

                       MAKING  AND  REPAYING  THE  LOANS

       SECTION 2.01. The Revolving Credit Loan. Subject to the terms and conditions herein set forth, each Bank agrees at any time and from time to time on and after the Effective Date and prior to the Revolving Credit Note Maturity Date, to make and maintain a loan or loans (each a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Company for general working capital purposes in the amount for each Bank on its signature page hereto, which Revolving Credit Loan shall, at the option of the Company, be made and maintained pursuant to one or more Loans comprised of Alternate Base Rate Loans or Eurodollar Rate Loans. Revolving Credit Loans may be repaid and reborrowed at any time by the Company in accordance with the provisions hereof and shall, in the aggregate, not exceed $5,000,00.00. There shall be no further advances of any Revolving Credit Loans after the Revolving Credit Note Maturity Date.

      SECTION 2.02. The Term Loan. (a) Subject to the terms and conditions herein set forth, each Bank agrees to lend to the Company a term loan in an aggregate principal amount not to exceed (i) $30,000,000.00 so long as the Agent is the only Bank hereunder and (ii) $33,000,000.00 thereafter (the "Term Loan" and, together with the Revolving Credit Loan, the "Loans"). The Term Loan shall be advanced in a single draw on or after the Effective Date; provided, however, that should another Bank become a party hereto after the Term Loan has been advanced, then the additional portion of the Term Loan in the amount of $3,000,000.00 may be advanced in a second draw. The Term Loan may be comprised of Alternate Base Rate Loans and Eurodollar Rate Loans at the option of the Company.

      (b) Notwithstanding anything else herein contained, prior to February 17, 1995, the Agent, as a Bank, individually agrees to lend to the Company up to $30,000,000.00 of the Term Loan.

       SECTION 2.03. Syndication. The Agent agrees to use its best efforts to solicit Persons to become Banks hereunder (the "Syndication") in the approximate amount of $10,000,000.00. All Loan Parties acknowledge that the Agent shall have no liability if it is unable to effect the Syndication and that its only obligation is to attempt to do so on a best efforts basis. All Loan Parties and the Agent recognize that the Syndication is not complete as of the date hereof and that the Agent will be continuing to work on the Syndication subsequent hereto. The Loan Parties agree to cooperate with the Agent's efforts to achieve a successful Syndication in all reasonable respects. Notwithstanding anything else herein contained, in the event no other Banks become parties hereto, the maximum amount of the Term Loan shall be $30,000,000.00.

       SECTION 2.04. Notice of Revolving Credit Loan. Whenever the Company desires to make a Revolving Credit Loan hereunder, the Company shall give written notice (a "Notice of Loan Request") to the Agent (i) in the case of Alternate Base Rate Loans, not later than 12:00 noon (Houston, Texas time) on the date for such Revolving Credit Loan and (ii) in the case of Eurodollar Rate Loans, not later than 12:00 noon (Houston, Texas time) three Business Days prior to the date for such Revolving Credit Loan. Each Notice of Loan Request shall be irrevocable and shall be in the form of Exhibit 2.04 specifying (A) the aggregate principal amount of the Loans to be made, (B) the date for such Loans (which shall be a Business Day), (C) whether such Loans are to be initially maintained as Alternate Base Rate Loans or Eurodollar Rate Loans and (D) if the proposed Loan is to be comprised of Eurodollar Rate Loans, the initial Interest Period to be applicable thereto. The Company may submit one or more Notices of Loan Request on any Business Day.

       SECTION 2.05. Minimum Amount of Each Loan. The aggregate principal amount of each Loan shall not be less than $200,000.00 and, if greater, shall be an integral multiple of $100,000.00. More than one Loan may occur on the same day but at no time shall there be outstanding more than ten Eurodollar Rate Loans.

       SECTION 2.06. Notes and Disbursements. (a) The Company,s obligation to pay the Revolving Credit Loans shall be evidenced by revolving promissory notes in favor of each Bank in the original principal sum of each Bank's pro rata share of the total of the Revolving Credit Loan (individually, the "Revolving Credit Note" and collectively, the "Revolving Credit Notes") duly executed and delivered by the Company substantially in the form of Exhibit 2.06A hereto. The Agent's original Revolving Credit Note shall be modified or reexecuted as the Agent shall request, following the addition of new Banks as a result of the Syndication.

      (b) The Company's obligation to repay the Term Loan shall be evidenced by term promissory notes in favor of each Bank in the original principal sum of each Bank's pro rata share of the total of the Term Loan (individually, the "Term Note" and collectively, the "Term Notes") duly executed and delivered by the Company substantially in the form of Exhibit 2.06B hereto. The Agent's original Term Note shall be modified or re-executed as the Agent shall request, following the addition of new Banks as a result of the Syndication.

      (c) No later than 1:00 p.m. (Houston, Texas time) on the date of any Loan each Bank will make available its pro rata portion of the amount of such Loan in U.S. dollars and in immediately available funds at the designated office of the Agent. The Agent will credit the amounts so received to the general deposit account of the Company with the Agent.

      (d) Unless the Agent shall have been notified by any Bank prior to disbursement of the Loan by the Agent that such Bank does not intend to make available to the Agent such Bank's portion of the Loan to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of the Loan and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Company, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall pay such corresponding amount to the Agent within two (2) Business Days after demand therefor. The Agent shall also be entitled to recover from such Bank or the Company, as the case may be, interest on such corresponding amount from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if paid by such Bank, the Federal Funds Effective Rate or (ii) if paid by the Company the lesser of (A) the Highest Lawful Rate or (B) the Alternate Base Rate in effect from time to time, plus the Applicable Margin. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder.

      (e) All Loans under this Agreement shall be made by the Banks pro rata on the basis of their respective Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

       SECTION 2.07. Conversions and Continuances. Subject to Sections 2.11 and 2.15, the Company shall have the option to convert on any Business Day all or a portion of the outstanding principal amounts under the Revolving Credit Note, the Term Note and the Letter of Credit Note from Eurodollar Rate Loans to Alternate Base Rate Loans or vice versa; provided, that Alternate Base Rate Loans may only be converted into Eurodollar Rate Loans, and Eurodollar Rate Loans may only be continued as further Eurodollar Rate Loans, if no Default or Event of Default is in existence on the date of the conversion. Each such conversion shall be effected by the Company giving the Agent notice (each a "Notice of Conversion") prior to 11:00 a.m. (Houston, Texas time) at least (a) three Business Days prior to the date of such conversion in the case of a conversion into or continuation as Eurodollar Rate Loans and (b) one Business Day in the case of a conversion into or continuation as Alternate Base Rate Loans, specifying each Type of Loan (or portions thereof) to be so converted and, if to be converted into or continued as Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. A Notice of Conversion may be given verbally or by telephone but will, upon request of the Agent, be confirmed in writing.

       SECTION 2.08. Payment of Interest. (a) Subject to Paragraph (c) hereof and to Section 12.08, the Company agrees to pay interest in respect of the unpaid principal amount of each Alternate Base Rate Loan from the date of the making of the Loan to maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Margin plus the Alternate Base Rate in effect from time to time. If the Alternate Base Rate is based on the Prime Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. If the Alternate Base Rate is based on the Federal Funds Effective Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      (b) Subject to Paragraph (c) hereof and to Section 12.08, the Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date of the respective Loan to maturity (whether by acceleration or otherwise) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall, during each Interest Period applicable thereto, be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Margin plus the relevant Eurodollar Rate for such Interest Period.

      (c) Notwithstanding Paragraphs (a) and (b) above, if, on May 1, 1995 the Private Placement is not consummated and the Revolving Credit Loans and the Term Loans are not repaid in full, the Agent shall have the absolute right, in its sole and arbitrary discretion to increase the Margin by an additional .25% for all Loans for each fiscal quarter until the Private Placement is completed, provided the maximum total interest rate increase under this subparagraph shall be .75%.

      (d) Subject to Section 12.08, overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other overdue amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to the Highest Lawful Rate.

      (e) Interest on each Loan shall accrue from the date of such Loan to the date of any repayment thereof and shall be payable (i) in respect of Eurodollar Rate Advances (A) on the last day of the Interest Period applicable thereto and in the case of any Interest Period in excess of three months on each Designated Payment Date occurring during such Interest Period and (B) on the date of any voluntary or mandatory prepayment or any conversion, (ii) in respect of each Alternate Base Rate Loan (A) on each Designated Payment Date and (B) on the date of any voluntary or mandatory prepayment and (iii) in respect of each Loan, at maturity.

      (f) Subject to Section 12.08, the Company shall pay to any Bank, which is required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each such Eurodollar Rate Loan of such Bank, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal to the remainder obtained by subtracting the Eurodollar Rate for such Interest Period from the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the relevant Reserve Percentage. Such additional interest shall be payable five calendar days after demand therefor.

      (g) The applicable rate shall be adjusted effective on the first day of each Margin Period whether or not said adjustment occurs at a time other than the beginning of an Interest Period.

       SECTION 2.09. Interest Periods. (a) At the time the Company gives any Notice of Loan Request or Notice of Conversion in respect of the making of, or conversion into, a Eurodollar Rate Loan, the Company shall have the right to elect, by giving the Agent on the dates and at the times specified herein, notice of the interest period (each an "Interest Period") applicable to such Eurodollar Rate Loan, which Interest Period shall be either a one, two, three or six month period; provided, that:

  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the date of such Loan (including the date of any conversion thereto) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period expires;

  (ii) if any Interest Period relating to a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period in respect of a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

  (iv) no Interest Period shall extend beyond the maturity date for the Note under which said Loan is made; and

  (v) at no time shall there be more than ten Interest Periods in effect under this Agreement.

      (b) If upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, the Company has failed to elect a new Interest Period to be applicable to such Loan as provided above, the Company shall be deemed to have elected to convert such Loan into an Alternate Base Rate Loan effective as of the expiration date of such current Interest Period.

       SECTION 2.10. Interest Rate Not Ascertainable. In the event that the Agent shall have reasonably determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the Eurodollar interbank market or any Bank,s position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Agent shall forthwith give notice to the Company of such determination. Until the Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of any such Bank to make Eurodollar Rate Loans shall be suspended.

       SECTION 2.11. Required Payments of Principal. (a) Subject to the provisions of Section 7.09, all outstanding principal and any accrued, unpaid interest on the Revolving Credit Note and the Letter of Credit Note shall be due and payable on the Revolving Credit Note Maturity Date and the Letter of Credit Note Maturity Date, respectively.

      (b) All outstanding principal (and any accrued, unpaid interest) on the Term Note shall be due and payable on the Term Note Maturity Date.

      (c) In addition to the payments required by Paragraphs (a) and (b) above, the Agent may, in its sole and arbitrary discretion, require the Company to pay to the Agent, for the benefit of the Banks, pro rata, on each Financial Statement Delivery Date so long as the Private Placement has not been fully consummated on or before May 1, 1995 and the proceeds used as provided herein, of up to one hundred percent (100%) of all Excess Cash Flow, which amount shall reduce the principal balance owing on the Term Notes.

      (d) Each repayment pursuant to this Section shall be applied first, to the payment of accrued and unpaid interest, then, in the case of all Loans, to the outstanding principal of such Loans.

       SECTION 2.12. Voluntary Prepayments. The Company shall have the right to voluntarily prepay the Loans in whole or in part from time to time on the following terms and conditions: (a) no Eurodollar Rate Loan may be prepaid prior to the last day of its Interest Period unless, simultaneously therewith, the Company pays to the Agent, all sums necessary to compensate the Agent for all costs and expenses resulting from such prepayment, including, but not limited to, those costs described in Section 2.16 and Section 2.18 hereof; (b) each partial prepayment shall be in an initial aggregate principal amount of $200,000 and, if greater, an integral multiple of $100,000; and (c) each prepayment pursuant to this Section shall be applied first, to the payment of accrued and unpaid interest, then, to the outstanding principal of such Loans in the inverse order of maturity thereof.

       SECTION 2.13. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent, for the account of the Banks, pro rata, not later than 12:00 noon (Houston, Texas time) on the date when due and shall be made in lawful money of the United States in immediately available funds. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

       SECTION 2.14. Voluntary Reduction of Commitment. Upon at least five Business Days' prior telephonic notice confirmed in writing to the the Agent, the Company shall have the right, without premium or penalty, to terminate any portion of the Revolving Credit Commitment or the Letter of Credit Commitment. Any reduction of either of said commitments shall be in the amount of $500,000.00 or, if greater, an integral multiple of $100,000.00.

       SECTION 2.15. Mandatory Reduction of Commitment. Unless sooner terminated pursuant to Article X hereof, the Revolving Credit Commitment shall terminate on the Revolving Credit Note Maturity Date and the Letter of Credit Commitment shall terminate on the Letter of Credit Note Maturity Date.

       SECTION 2.16. Increased Taxes or Costs. (a) Notwithstanding any other provision herein, but subject to Section 11.08, if the application or effectiveness of any applicable law or regulation or any change in applicable law or regulation or in the interpretation or administration thereof, or compliance by any Bank with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Rate Loan or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of such Bank or franchise taxes imposed upon it by the jurisdiction in which such Bank has an office), shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (without duplication of any amounts paid pursuant to Section 2.08(f)) or shall impose on any Bank or any Eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Rate Loan, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by the Bank to be material, then the Company shall pay such additional amount or amounts as will compensate such Bank for such increase or reduction upon demand.

      (b) If any Bank shall have determined in good faith that any law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof or compliance by it with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the capital of such Bank as a consequence of its obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance by an amount deemed to be material, then, from time to time, the Company shall pay such additional amount or amounts as will reasonably compensate such Bank for such reduction.

      (c) Any affected Bank will notify the Company of any event which will entitle it to compensation pursuant to this Section, promptly provided, the Company shall not be obligated hereunder for any such amounts in respect of changes occurring more than ninety (90) days prior to the date of such notice.
A certificate setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Bank as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts under clause (a)(i), shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to any Bank so affected the amount shown as due on any such certificate as will reasonably compensate it for such matters within 30 days after its receipt of the same.

      (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of the rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period, provided the Bank shall be entitled to collect such costs or expenses only in regard to change in circumstances occurring after the Effective Date.

       SECTION 2.17. Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Rate Loan or to give effect to its obligations as contemplated hereby, then, by prompt written notice to the Company, such Bank may:

  (i) declare that Eurodollar Rate Loans will not thereafter be made hereunder, whereupon the Company shall be prohibited from requesting Eurodollar Rate Loans unless such declaration is subsequently withdrawn; and

  (ii) require that all outstanding Eurodollar Rate Loans made by it be converted to Alternate Base Rate Loans, in which event (A) all such Eurodollar Rate Loans shall be automatically converted to Alternate Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Rate Loans shall instead be applied to repay the Alternate Base Rate Loans resulting from such conversion.

      (b) For purposes of this Section, a notice to the Company pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company.

       SECTION 2.18. Failure of Company to Make or Repay Loans. The Company hereby indemnifies the Banks against any loss or expense which the Banks may sustain or incur (a) if, for any reason, a Loan of or a conversion from or into Eurodollar Rate Loans does not occur on the date specified therefor in a Notice of Loan Request or Notice of Conversion, or, (b) for any payment, prepayment or conversion of a Eurodollar Rate Loan required by this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, including any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by any Bank for (i) its cost of obtaining the funds for the Advance being paid, prepaid or converted or not borrowed (based on the Eurodollar Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. A certificate setting forth any such amount or amounts shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to such Bank the amount shown as due on any certificate within 30 days after its receipt of the same.


                                  ARTICLE III

                               LETTERS OF CREDIT

       SECTION 3.01. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, but independent of the Revolving Credit Loan, the Term Loan or the other Banks and strictly for its own account, the Agent agrees that it will, at any time and from time to time on or after the Effective Date and prior to the Letter of Credit Note Maturity Date, following its receipt of an appropriate Application for Letter of Credit, and satisfaction of the conditions described in Sections 3.02 and 5.03 below, issue, on behalf of itself only, for the account of the Company and in support of the obligations of the Company, one or more irrevocable letters of credit (all such letters of credit together with any existing letters of credit previously issued by the Agent, collectively, the "Letters of Credit"), up to a maximum total outstanding and/or drawn upon at any one time of $5,000,000.00. All Letters of Credit shall have a maturity date not later than the Letter of Credit Termination Date.

      (b) The Agent shall not issue, renew nor permit the renewal of any Letter of Credit if (i) any of the conditions precedent to such issuance or renewal set forth in Sections 5.02 and 5.03 are not satisfied, (ii) after giving effect to such renewal, the expiry date of such Letter of Credit would be a date that is later than the Letter of Credit Termination Date or
(iii) if the Letter of Credit Collateral for such Letter of Credit is not received by and pledged to the Agent in a manner satisfactory to the Agent in its sole discretion.

       SECTION  3.02.   Application for Letter of Credit.   Whenever the Company
desires that a Letter of Credit be issued for its account or that the existing expiry date of a Letter of Credit shall be extended, it shall give the Agent at least two Business Days' prior written request therefor. Each such request shall be in the form of an Application for Letter of Credit (the "Application for Letter of Credit") on the Agent's standard form therefor, completed to the satisfaction of the Agent, shall be accompanied by the Letter of Credit Collateral, pledged to the Agent in a manner satisfactory to the Agent in its sole discretion, and such other certificates, documents and other papers and information as the Agent may reasonably request. Each Letter of Credit shall be in such form as may be reasonably approved from time to time by the Agent and the Company.

       SECTION  3.03.   Letter of Credit Note.(a)   All obligations of the
Company for repayment of funded Letters of Credit shall be evidenced by a note (the "Letter of Credit Note") payable to the order of the Agent, substantially in the form of Exhibit 3.03 hereto. Upon presentation of any Letter of Credit for payment by any beneficiary thereof and agreement by the Agent to such payment, any amount so paid shall automatically be considered as an advance under the Letter of Credit Note. The issuance of a Letter of Credit shall reduce the amount available for future Letters of Credit by the face amount of the Letter of Credit issued. In no event shall the total of outstanding Letters of Credit plus the outstanding balance of the Letter of Credit Note ever exceed the sum of $5,000,000.00.

      (b) Any sum advanced under the Letter of Credit Note shall accrue interest at the same rates provided for in regard to the Revolving Credit Note, subject to any modification required by Section 3.05 hereof. All outstanding principal and any accrued, unpaid interest on the Letter of Credit Note shall be due and payable on the Letter of Credit Note Maturity Date.

       SECTION 3.04. Rights of Agent Regarding Letters of Credit. The Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Agent's willful misconduct. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE AGENT, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS SHALL BE INDEMNIFIED AND HELD HARMLESS FROM ANY ACTION TAKEN OR OMITTED BY SUCH PERSON UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT OR ANY RELATED DRAFT OR DOCUMENT ARISING OUT OF OR RESULTING FROM SUCH PERSON,S SOLE OR CONTRIBUTORY NEGLIGENCE. The Company agrees that any action taken or omitted by the Agent under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Agent) and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of Texas, shall not result in any liability of the Agent to the Company or any other Loan Party.

       SECTION 3.05. Increased Letter of Credit Costs . Notwithstanding any other provision herein, but subject to Section 11.08, if the Agent shall determine in good faith that any change in any law, rule, regulation or guideline (whether or not having the force of law) either (i) shall impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by the Agent or (ii) shall impose on any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost of issuing, maintaining or participating in any Letter of Credit, or reduce the amount received or receivable by the Agent hereunder with respect to Letters of Credit, by an amount deemed to be material, then, from time to time, the Company shall pay to the Agent such additional amount or amounts as will reasonably compensate it for such increased cost, provided the Bank shall notify the Company of such change promptly and the Company shall not be obligated hereunder for any such amounts in respect of changes occurring more than ninety (90) days prior to the date of any such notice.

       SECTION 3.06. Acknowledgement of the Company and the Other Banks. (a) The Banks, other than the Agent, recognize that the Agent is extending credit to the Company in the form of the Letters of Credit, that the Agent will be issuing the Letters of Credit individually, earning all of the fees associated with the Letters of Credit, taking the credit risk of the Letters of Credit and taking and perfecting a security interest in the Letter of Credit Collateral. The Banks, other than the Agent, specifically disclaim any interest in the Letter of Credit Note, the Letter of Credit Collateral or the Letters of Credit and acknowledge that such undertakings are the sole and independent project of the Agent, notwithstanding anything else herein contained. The Agent agrees to use its best efforts to notify the other Banks of the issuance of each Letter of Credit but will have no liability if it fails to do so.

      (b) The Company agrees that, while the Agent is issuing the Letters of Credit independently of the other Banks, that, to the extent relevant, all other terms and provisions of this Agreement, including, specifically, without limitation, all definitions, all Guaranties under Article IX hereof, all covenants, representations, warranties, obligations to pay principal and interest at the rates and times set forth herein, all provisions regarding Defaults, Events of Default and Remedies and all terms of Article XII hereof are and shall be applicable to the Letters of Credit and the indebtedness evidenced by the Letter of Credit Note and that all references to such items herein, except where specifically stated inapplicable or in a context which render them inapplicable, shall apply to the Letters of Credit, the Letter of Credit Note and the Letter of Credit Collateral. A default under the Letter of Credit Note, the Revolving Credit Notes or the Term Notes shall constitute a default hereunder and under all of the Notes.


                                  ARTICLE IV

                                     FEES

       SECTION 4.01. Fees. The Company agrees to pay the Agent a commitment fee (the "Revolving Credit Commitment Fee") for the period from January 31, 1995 to the Revolving Credit Note Maturity Date, computed at a rate equal to .25% per annum on the daily average undrawn balance of the Revolving Credit Note.
Accrued Revolving Credit Commitment Fees shall be calculated to the day immediately preceding each Designated Payment Date and to the date immediately preceding the Revolving Credit Note Maturity Date and shall be due and payable in arrears on each Designated Payment Date commencing March 31, 1995 and on the Revolving Credit

Note Maturity Date. The Revolving Credit Commitment Fee (i) shall be paid in immediately available funds and (ii) shall be calculated on the basis of a 360-day year.

       SECTION 4.02. Letter of Credit Fees. The Company agrees to pay the Agent a fee in respect of each Letter of Credit issued for the account of the Company (the "Letter of Credit Fee"), for the period from the date of issuance of such Letter of Credit to the expiry date of such Letter of Credit, computed at the rate of (i) 0.5% per annum for any Letter of Credit secured by cash securities issued or directly and fully guaranteed or insured by the United States or certificates of deposit issued by and held by the Agent and (ii) at the rate of 1% per annum on the daily average stated amount of each Letter of Credit secured by other Letter of Credit Collateral. Accrued Letter of Credit Fees shall be due and payable in arrears on each Designated Payment Date commencing March 31, 1995, and on the Letter of Credit Note Maturity Date. The Letter of Credit Fees (i) will be in lieu of all commissions and fees for the Letters of Credit other than customary administrative, issuance, amendment, payment and negotiation charges, (ii) shall be paid in immediately available funds and (iii) shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.



                                   ARTICLE V

                             CONDITIONS PRECEDENT

       SECTION 5.01. Conditions Precedent to the Initial Credit Event. The obligation of the Banks to make the initial Loan to the Company is subject to receipt by the Agent of the following, each in form satisfactory to the Agent, executed by the appropriate party:

  (a) this Agreement;

  (b) the Revolving Credit Note(s);

  (c) the Term Note(s);

  (d) the Security Agreements;

  (e) the Guaranties;

  (f) the Financing Statements;

      (g) a certificate of an officer and of the secretary or an assistant secretary of each Loan Party certifying, inter alia, (A) true and correct copies of the articles or certificate of incorporation, as amended and in effect, of such Person and, the bylaws, as amended and in effect, of each Loan Party, as well as resolutions adopted by the Board of Directors of such Person (1) authorizing the execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which it is or will be a party and, in the case of the Company, the Loans to be made hereunder, (2) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the initial Borrowing Date and (3) authorizing officers of such Person to execute and deliver the Loan Documents to which it is or will be a party and any related documents, and (B) the incumbency and specimen signatures of the officers of such Person executing any documents on its behalf;

      (h) favorable, signed opinions dated the Effective Date and addressed to the Agent from Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Loan Parties, in form and substance satisfactory to the Agent and its counsel;

      (i) the payment to the Agent, as applicable, of all Fees and all expenses incurred (including the fees and disbursements of Andrews & Kurth L.L.P.) and agreed upon by such parties to be paid on or prior to the Effective Date;

      (j) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, as applicable, of each Loan Party in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect; and

      (k) a certificate from the Company's insurance broker describing in detail all insurance by the Company and its Subsidiaries on its property and its business as of the Effective Date in form and amounts satisfactory to the Agent and naming the Agent as an additional insured of liability insurance maintained by the Company and its Subsidiaries.

       SECTION 5.02. Conditions Precedent to All Credit Events. The obligation of the Banks to make any Loan is subject to the further conditions precedent that on the date of such Credit Event (other than any conversion of existing Loans into Alternate Base Rate Loans):

      (a) The conditions precedent set forth in Section 5.01 shall have theretofore been satisfied or waived.

      (b) The representations and warranties set forth in Article VI shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Loan or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date or are no longer true and correct solely as a result of transactions permitted by the Loan Documents), and the Company shall be deemed to have certified to the Agent that such representations and warranties are true and correct in all material respects by submitting a Notice of Loan Request or a Letter of Credit Request, as the case may be.

      (c) The Company shall have appropriately requested the Loan.

      (d) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

      (e) No Material Adverse Effect shall have occurred since the delivery of the Financials.

      (f) The Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

       SECTION 5.03. Conditions Precedent to Issuance of Letter of Credit. The obligation of the Agent to issue any Letter of Credit is subject to the further conditions that the Agent shall have received, on or prior to the date of any such issuance, in form and substance satisfactory to the Agent:

      (a)  the Letter of Credit Note;

      (b) the Letter of Credit Collateral, pledged to it in a manner satisfactory to it;

      (c) an Application for Letter of Credit;

      (d) such other supporting documentation traditionally required by the Agent in respect of the issuance of Letters of Credit;

      (e) appropriate Resolutions from the Board of Directors of the Company, authorizing the execution of the Letter of Credit Note and the pledging of the Letter of Credit Collateral; and

      (f) the fulfillment of all the conditions contained in Section 5.02 above.


                                  ARTICLE  VI

                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein and issue Letters of Credit, each Loan Party makes to the extent applicable and relevant, the following representations and warranties to the Banks.

       SECTION 6.01. Organization and Qualification. Each Loan Party (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, (b) has the corporate or partnership power to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation or foreign partnership to do business and is in good standing in every jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

       SECTION 6.02. Authorization and Validity. Each Loan Party has the corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents, and all such action has been duly authorized by all necessary proceedings on its part. This Agreement has been duly and validly executed and delivered by each Loan Party and constitutes a valid and legally binding agreement of such Loan Party enforceable in accordance with its terms, and the Notes and the other Loan Documents to which such Loan Party is a party, when duly executed and delivered by such Loan Party, will constitute valid and legally binding obligations of such Loan Party enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity.

       SECTION 6.03. Governmental Consents. No authorization, consent, approval, license or exemption of or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid execution, delivery or performance by any Loan Party of any Loan Document.

       SECTION 6.04. Conflicting or Adverse Agreements or Restrictions. No Loan Party is a party to any contract or agreement or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. Neither the execution nor delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under (a) the charter or bylaws of such Loan Party or (b) any applicable law (including Regulation U) or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (c) any material agreement to which such Loan Party is a party or by which it is bound or to which it is subject.

       SECTION 6.05. Title to Assets. Each Loan Party has good and indefeasible title to all of its assets, subject to no Liens, except as set forth in Schedule 6.05. All of such assets have been and are being maintained by the appropriate Person in good working condition in accordance with industry standards.

       SECTION 6.06. Litigation. Except as disclosed on Schedule 6.06, no proceedings against or affecting any Loan Party are pending or, to the knowledge of any Loan Party, threatened before any court or governmental agency or department which involve a material risk of having a Material Adverse Effect.

       SECTION 6.07. Financial Statements. The Company has furnished to the Agent its audited consolidated balance sheet, income statement and statement of cash flow for itself and its consolidated Subsidiaries as of December 31, 1993 (the "Financials") and its interim quarterly statements, unaudited, for the quarter ending September 30, 1994. The Financials have been prepared in conformity with GAAP consistently applied (except as otherwise disclosed in such financial statements) throughout the periods involved and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of December 31, 1993 and the results of their operations for the period then ended. As of the Effective Date, no Material Adverse Effect has occurred in the consolidated financial condition of the Company and its consolidated Subsidiaries since the date of said Financials.

       SECTION 6.08. Default. No Loan Property is in default under the provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default in any respect under or in violation of any order, injunction or decree of any governmental instrumentality, which defaults or violations would reasonably be expected to have a Material Adverse Effect. No Loan Party is a party to any material agreement evidencing any Indebtedness of such Person with an outstanding principal amount in excess of $250,000.00 on the date of the execution of this Agreement.

       SECTION 6.09. Investment Company Act. No Loan Party is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

       SECTION 6.10. Public Utility Holding Company Act. No Loan Party is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of any Loan Party's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       SECTION 6.11. ERISA. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, exists or is expected to be incurred with respect to any Plan(s). No liability to the PBGC (other than required premium payments) has been or is expected by the Loan Parties to be incurred with respect to any Plan(s) by the Loan Parties or any ERISA Affiliate which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA with respect to any Multi-Employer Plans which would reasonably be expected to have a Material Adverse Effect.

       SECTION 6.12. Tax Returns and Payments. Each Loan Party has filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which, are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for such taxes as are being contested in good faith and by appropriate proceedings.

       SECTION 6.13. Environmental Matters. Each Loan Party and each of its Subsidiaries (a) possesses all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for such Loan Party or such Subsidiary to conduct its operations as now being conducted (other than those with respect to which the failure to possess or maintain would not, individually or in the aggregate for all Loan Parties and such Subsidiaries, have a Material Adverse Effect) and (b) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by such Loan Party or such Subsidiary, and each Loan Party and each of its Subsidiaries is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for all Loan Parties and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.13, no Loan Party nor any of its Subsidiaries has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws (which violation or non-compliance has not been cured, and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries pending or, to the knowledge of such Loan Party, threatened, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by such Loan Party or such Subsidiary or other assets of such Loan Party or such Subsidiary, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that, individually or in the aggregate for all Loan Parties and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.13, there are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws to which any

Loan Party or any of its Subsidiaries has agreed, assumed or retained, or by which any Loan Party or any of its Subsidiaries is adversely affected, by contract or otherwise, which would have a Material Adverse Effect. Except as disclosed on Schedule 6.13, no Loan Party or any of its Subsidiaries has received a written notice or claim to the effect that such Person is or may be liable to any other Person as the result of a Release or threatened Release of a Hazardous Material, which liability would have a Material Adverse Effect.

       SECTION 6.14. Purpose of Loans. The Loans shall be used for general working capital and for expenses incurred in connection with two of the Company's Subsidiaries, American Ecology Environmental Services Corporation and American Ecology Recycle Center, Inc. None of the proceeds of the Loans will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock, or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of Regulation U. Neither any Loan Party nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation U, Regulation X, or any other regulation of the Board or to violate the Securities Exchange Act of 1934.

       SECTION 6.15. Franchises and Other Operating Rights. Each Loan Party and each of its Subsidiaries have all franchises, permits, licenses and other authority as are necessary to enable them to carry on their respective businesses as now being conducted.

       SECTION 6.16. Subsidiaries. The Subsidiaries executing this Agreement are all the Subsidiaries owned by the Company as of the Effective Date, except for: (i) American Liability and Excess Insurance Company and National Triple R, Inc.. National Triple R, Inc. does not have total assets in excess of $1,000.00.


                                 ARTICLE  VII

                             AFFIRMATIVE COVENANTS

      Each Loan Party covenants and agrees for itself, that on and after the date hereof and for so long as this Agreement is in effect and until all Loans have been paid in full and each Letter of Credit shall have terminated:

       SECTION 7.01. Information Covenants. The Company will furnish or cause to be furnished to the Agent:

      (a) As soon as available, and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarterly period and the related consolidated statements of income, retained earnings and cash flows for such quarterly period, setting forth, in each case, comparative consolidated figures for the related periods in the prior fiscal year, together with all Form 10-Q filings and any other reports filed with the Securities and Exchange Commission and all proposed budgets for the next succeeding quarter or year, all of which shall be certified by the chief financial officer or chief executive officer of the Company as fairly presenting in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the end of such period and the results of their operation for the period then ended in accordance with GAAP, subject to changes resulting from normal year end audit adjustments and the inclusion of abbreviated footnotes.

      (b) As soon as available, and in any event within 90 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth, in each case, comparative figures for the preceding fiscal year and certified by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Agent along with the Annual Report on Form 10-K of the Company for such year filed with the Securities and Exchange Commission.

      (c) Simultaneously with the delivery of the financial statements described in paragraph (a) above and in any event within 45 days after the end of each month, a summary report of all Receivables of the Company and its Subsidiaries.

      (d) Immediately after any Responsible Officer of any Loan Party obtains knowledge thereof, notice of

      (i) any material violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws,

     (ii) any material Release or threatened material Release of Hazardous Materials affecting any property owned, leased or operated by such Loan Party or any of its Subsidiaries,

    (iii) any event or condition which constitutes a Default or an Event of Default,

     (iv) any condition or event which, in the opinion of management of the Company, would be expected to have a Material Adverse Effect,

      (v) any Person having given any written notice to any Loan Party or taken any other action with respect to a claimed material default or event under any material instrument or material agreement, or

     (vi) the institution of any litigation which might reasonably be expected either to have a Material Adverse Effect or result in a final, non-appealable judgment or award in excess of $1,000,000 with respect to any single cause of action.

A notice of such event or condition will be delivered to the Agent specifying the nature and period of existence thereof and specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition and, in the case of an Event of Default or Default, what action has been taken, is being taken or is proposed to be taken with respect thereto.

      (e) At the time of the delivery of the financial statements provided for in paragraphs (a) and (b), a certificate of the chief financial officer, treasurer or the controller of the Company, substantially in the form of Exhibit 7.01(e) hereto, to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which certificate shall set forth among other matters, the calculations required to establish whether the Company was in compliance with the provisions of Section 8.08 through Section 8.12 as at the end of such fiscal period or year, as the case may be.

      (f) Upon request by the Agent, but not more often than semi-annually, such environmental reports, studies and audits (all of which shall be reasonable in scope) of any Loan Party's procedures and policies, assets and operations in respect of Environmental Laws as the Agent may request.

      (g) Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC, and copies of all financial statements, proxy statements, notices and reports as the Company shall send to its public shareholder.

      (h) From time to time and with reasonable promptness, such other information or documents as the Agent may reasonably request.

       SECTION 7.02. Books, Records and Inspections. The Company will maintain, and will permit, or cause to be permitted, any Person designated by the Agent in writing upon one Business Day's notice and without materially disrupting the operations of any Loan Party to visit and inspect any of the properties of such Loan Party, to examine the corporate books and financial records of such Loan Party and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the officers, employees and agents of such Loan Parties and with their independent public accountants, all at such reasonable times and as often as the Agent may reasonably request.

       SECTION 7.03. Insurance and Maintenance of Properties. (a) Each Loan Party will keep adequately insured by financially sound and reputable insurers all of its property of a character, and in amounts and against such risks, usually insured by similar Persons engaged in the same or similar businesses, including insurance against fire, casualty and any other hazards normally insured against. Each Loan Party will at all times maintain insurance against its liability for injury to Persons or property, which insurance shall be by financially sound and reputable insurers (which shall, for purposes of this Agreement, include American Liability and Excess Insurance Company) and in such amounts and form as are customary for corporations of established reputation engaged in the same or similar businesses and owning and operating similar properties.

      (b) Each Loan Party will cause all of its material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of such Person may be reasonably necessary so that the business carried on in connection therewith may be properly conducted at all times.

       SECTION 7.04. Payment of Taxes. Each Loan Party will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, except for such amounts that are being contested in good faith and by appropriate proceedings.

       SECTION 7.05. Corporate Existence. Each Loan Party will do all things necessary to preserve and keep in full force and effect the corporate or partnership existence of such Person, and the rights and franchises of such Loan Party.

       SECTION 7.06. Compliance with Statutes. Each Loan Party will comply with all material applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property.

       SECTION 7.07. ERISA. As soon as possible and, in any event, within ten days after any Responsible Officer of any Loan Party knows or has reason to know any of the following items are true, such Loan Party will deliver or cause to be delivered to the Agent a certificate of the chief financial officer of the Company setting forth details as to such occurrence and such action, if any, which the Loan Party or its ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Loan Party or ERISA Affiliate with respect thereto: that a Reportable Event has occurred or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard; that a Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that any required contribution to a Plan or Multiemployer Plan has not been or may not be timely made; that proceedings may be or have been instituted under Section 4069(a) of ERISA to impose liability on a Loan Party or an ERISA Affiliate or under Section 4042 of ERISA to terminate a Plan or appoint a trustee to administer a Plan; that a Loan Party or any ERISA Affiliate has incurred or may incur any liability (including any contingent or secondary liability) on account of the termination of or withdrawal from a Plan or a Multiemployer Plan; and that a Loan Party or an ERISA Affiliate may be required to provide security to a Plan under Section 401(a)(29) of the Code; or any other condition(s) exist(s) or may occur with respect to one or more Plans and/or Multiemployer Plans.

       SECTION 7.08, Additional Guaranties. Whenever the Company acquires any new Subsidiary, the Company shall, within ten (10) working days, cause such Subsidiary to deliver to the Agent (A) a guaranty agreement in form and substance reasonably satisfactory to the Agent (an "Additional Guaranty") and
(B) a certificate of an officer and of the secretary or an assistant secretary of such Subsidiary certifying a true and correct copy of the resolutions adopted by the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Additional Guaranty.

       SECTION 7.09. Proceeds of Private Placement. The Company shall use its best good faith efforts to finalize the Private Placement by May 1, 1995 and will use one hundred percent (100%), or such lesser amount as is required, of the net proceeds thereof, and the proceeds of any sale of any Loan Parties' assets in excess of $100,000.00 per each sale, to repay the total outstanding balance owing on the Notes. If the proceeds of the Private Placement are sufficient to reduce the balance outstanding on the Notes to zero, the Revolving Credit Loan and Term Loan shall terminate. In the event the Private Placement is not consummated by May 1, 1995, the provisions of Section

2.08(c) shall apply immediately.


                                 ARTICLE VIII

                              NEGATIVE COVENANTS

      Each Loan Party covenants and agrees for itself, that on and after the date hereof and for so long as this Agreement is in effect and until the Notes and each Letter of Credit shall have terminated, and the Obligations are paid in full:

       SECTION 8.01. Change in Business. No Loan Party will engage in any business not of the same general type as that conducted by it on the date of this Agreement.

       SECTION 8.02. Consolidation, Merger or Sale Assets. No Loan Party will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, unless a Loan Party is the surviving entity, or sell or otherwise dispose of all or any part of its property or assets (other than sales of inventory or surplus or obsolete assets in the ordinary course of business).

       SECTION 8.03. Liens. No Loan Party, except for American Liability and Excess Insurance Company, will create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets of any kind whether now owned or hereafter acquired, except:

      (a) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

      (b) minor defects, irregularities and deficiencies in title to, and easements, rights of way, zoning restrictions and other similar restrictions, charges or encumbrances on, real property of such Person which do not interfere with the ordinary conduct of the business of such Person and which do not materially detract from the value of the real property which they affect;

      (c) Liens existing on the Effective Date, which are described in the Financials or listed on Schedule 8.03 and approved by the Agent; and

      (d) any renewal, extension or replacement of any Lien referred to in the foregoing clauses; provided that no Lien arising as a result of such extension or renewal shall cover any property not theretofore subject to the Lien being extended or secure any increased Indebtedness.

       SECTION 8.04. Indebtedness. No Loan Party will create, incur, assume or permit to exist any Indebtedness other than Indebtedness created hereby, including renewals and extensions thereof (in the same amounts or less), except:

      (a) Indebtedness existing on the Effective Date and described in the Financials or, if not so shown, listed on Schedule 8.04;

      (b) current accounts payable incurred in the ordinary course of business, which accounts payable are not outstanding for a period of ninety (90) days after the same became due;

      (c) Indebtedness arising as a result of the endorsement in the ordinary course of business of negotiable instruments in the course of collection;

      (d) liabilities for taxes, assessments, governmental charges or liens; and

  (e) renewals and extensions (in the same or lesser principal amount on similar terms and conditions) of any Indebtedness listed in the foregoing clauses.

       SECTION 8.05. Investments. No Loan Party will, directly or indirectly, make or own any Investment in any Person, except:

      (a) Permitted Investments owned on the date hereof as set forth on

Schedule 8.05; and

      (b) Endorsements of negotiable instruments for collection in the ordinary course of business.

       SECTION 8.06. Restricted Payments. The Company will not make or declare any Restricted Payment; provided that prior to any Default hereunder, the Company may pay dividends on its common stock up to a maximum of $200,000.00 per fiscal quarter; provided further, if the Private Placement is not consummated prior to May 1, 1995, said maximum amount shall decrease to zero.

       SECTION 8.07. Change in Accounting; Fiscal Year. No Loan Party will change its method of accounting except for immaterial changes in methods, changes permitted by GAAP in which such Loan Party's auditors concur and changes required by GAAP. The Company shall advise the Agent in writing promptly upon making any such change to the extent same is not disclosed in the financial statements required hereunder.

       SECTION 8.08. Debt to Capitalization Ratio. The Company will not permit the ratio of (a) Consolidated Funded Indebtedness to (b) the sum of (i) Consolidated Funded Indebtedness plus (ii) Consolidated Net Worth to be greater than 0.40 to 1.00, at any time computed on a rolling four quarters basis.

       SECTION 8.09. Interest Coverage Ratio. The Company will not permit the ratio of (a) (i) Consolidated EBITDA minus (ii) Deferred Site Development Expenditures to (b) actual cash payments of interest to be less than 3.5 to 1.0, at any time computed on a rolling four quarter basis; provided, such ratio may decrease to 3.0 to 1.0 for any one (1) quarter only during the term hereof, but such increase cannot be maintained beyond said one (1) quarter period.

       SECTION 8.10. Fixed Charge Coverage Ratio. The Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Fixed Charges, computed quarterly on a rolling four quarter basis, to be less than (i) 0.8 to 1.0 until June 30, 1995 or less than (ii) 1.0 to 1.0 at any time thereafter.

       SECTION  8.11.  Coverage Ratio.  The Company will not permit the ratio of
(a) Consolidated Funded Indebtedness to (b) Consolidated EBITDA for the previous four quarters, to be greater than (i) 3.5 to 1.0 at any time during the term hereof, provided such ratio may increase to a maximum of 4.0 to 1.0 for any one
(1) quarter only during the term hereof, but such increase cannot be maintained beyond said one (1) quarter period.

       SECTION 8.12. Capital Expenditures. The Company will not permit total Consolidated Capital Expenditures (excluding Deferred Site Development Expenditures) to be greater than $5,000,000.00 per year, commencing January 1, 1995, provided if the Private Placement is not consummated prior to May 1, 1995, said maximum amount may, in the sole and absolute discretion of the Required Banks, be decreased by up to 100%.

       SECTION 8.13. Deferred Site Development Expenditures. The Company will not permit Deferred Site Development Expenditures to be greater than the total of $3,000,000.00 during the term hereof; provided if the Private Placement is not consummated prior to May 1, 1995, said maximum amount may, in the sole and absolute discretion of the Required Banks, be decreased by up to 100%.

       SECTION 8.14. Minimum Eligible Receivables. The Company will not permit minimum Eligible Receivables to be less than (i) $19,000,000.00 prior to March 1, 1995 and (ii) $20,000,000.00 on or after March 1, 1995 and during the term hereof, provided if the Private Placement is not consummated prior to May 1, 1995, such minimum level may, in the sole and absolute discretion of the Required Banks, be increased each month during the remainder of the term hereof by an amount determined by the Required Banks in their sole and absolute discretion but not to exceed an increase of ten percent (10%) per month of the previous month,s total of minimum required Eligible Receivables.

       SECTION 8.15. Transactions with Affiliates. No Loan Party will, directly or indirectly, engage in any transaction with any Affiliate of such Loan Party, including the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business or pursuant to the reasonable requirements of such Loan Party's business and, in each case, upon terms that are no less favorable to such Loan Party than those which might be obtained in an arm's length transaction at the time from non-Affiliates. Specifically, no Loan Party will transfer any of its assets to any Subsidiary of the Company that is not a Guarantor, provided that Loan Parties may pay to American Liability and Excess Insurance Company annual premiums for closing and/or post closure obligations and for performance bonds (including, without limitation, payments of premiums to Steadfast Insurance Company which are thereafter delivered to American Liability and Excess Insurance Company for reinsurance) up to a maximum of $500,000.00, per year.

       SECTION 8.16. Change of Certain Indebtedness. No Loan Party will, after the occurrence and during the continuance of any Event of Default, (i) make any voluntary prepayments of principal of or interest on any Consolidated Funded Indebtedness (whether or not subordinated) or (ii) alter, amend, modify or otherwise change the terms, conditions and provisions of any Consolidated Funded Indebtedness to accelerate the scheduled payments of principal of such Indebtedness.

                                  ARTICLE IX

                                   GUARANTY

          SECTION 9.01. Guaranty. In consideration of, and in order to induce the Banks to make the Loans and to issue Letters of Credit hereunder, each Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations, and all other obligations and covenants of the Company now or hereafter existing under this Agreement, the Notes and the other Loan Documents whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code), fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by the Agent in connection with enforcing any rights under this Guaranty (all such obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses incurred by the Agent in enforcing this Guaranty; provided that anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed such Guarantor's Maximum Guaranteed Amount as determined at the earlier of the date of the commencement of a case under Title 11 of the United States Code in which the said Guarantor is a debtor and the date enforcement hereunder is sought. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Company or any other action, occurrence or circumstance whatsoever. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor without impairing this Guaranty or affecting the rights and remedies of any Bank hereunder.

          SECTION 9.02. Continuing Guaranty. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents. Each Guarantor agrees that the Guaranteed Obligations and Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Loan Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, the obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

  (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations;

  (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

  (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any Guarantor or other Person liable on any Guaranteed

Obligations;

  (d) any change in the corporate existence, structure or ownership of the Company, any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, such Guarantor, any other Guarantor or any of their respective assets;

  (e) the existence of any claim, defense, set off or other rights or remedies which such Guarantor at any time may have against the Company, or the Company or such Guarantor may have at any time against any Bank, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transaction other than by the payment in full by the Company of the Guaranteed Obligations after the termination of the commitments of the Banks and the expiration or termination of all Letters of Credit;

  (f) any invalidity or unenforceability for any reason of this Agreement or other Loan Documents, or any provision of law purporting to prohibit the payment or performance by the Company, such Guarantor or any other Guarantor of the Guaranteed Obligations or Loan Documents, or of any other obligation to the Banks; or

  (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

          SECTION 9.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, any Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over any Bank, or any of its properties or (ii) any settlement or compromise of any such claim effected by any Bank with any such claimant (including the Company), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise; and each Guarantor, jointly and severally, shall be liable to pay such Bank, and hereby does indemnify such Bank and hold it harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by it in the defense of any claim made against it that any payment or proceeds received by it in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

          SECTION 9.04. Waiver of Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set off or application by any Bank of any security or of any credits or claims, no Guarantor will assert or exercise any rights of such Bank or of such Guarantor against the Company to recover the amount of any payment made by such Guarantor to such Bank hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Guarantor shall not have any right of recourse to or any claim against assets or property of the Company, until the obligations of the Company guaranteed hereby have been fully and finally satisfied. Until such time, each Guarantor hereby expressly waives any right to exercise any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Company or any other Guarantor that arises under this Agreement or any other Loan Document or from the performance by any Guarantor of the Guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of any Bank against the Company or any Guarantor, or any security that any Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, and each Guarantor agrees not to seek contribution or indemnity or other recourse from any other Guarantor or other Person until such time. If any amount shall nevertheless be paid to a Guarantor by the Company or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of such Bank and shall forthwith be paid to such Bank to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

          SECTION 9.05. Subordination. If any Guarantor becomes the holder of any indebtedness payable by the Company or another Guarantor, each Guarantor hereby subordinates all indebtedness owing to it from the Company to all indebtedness of the Company to any Bank, and agrees that during the continuance of any Default or Event of Default it shall not accept any payment on the same until payment in full of the Obligations of the Company under this Agreement and the other Loan Documents after the termination of the commitments and the termination or expiration of the Letters of Credit, the Notes and all other Loan Documents, and shall in no circumstance whatsoever attempt to set off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to a Guarantor by the Company or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

          SECTION 9.06. Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand of payment, notice of intent to accelerate or of acceleration, notice of dishonor or nonpayment and any requirement that the Agent institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Agent protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral (it being the intention of the Bank and each Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Agent, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against the Company, any other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Agent of any indebtedness or liability to which the Agent applies or may apply any amounts received, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

          SECTION 9.07. Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Obligations of the Company under this Agreement and the other Loan Documents and all other amounts payable under this Guaranty have been paid in full (after the termination of the commitments of the Banks and the termination or expiration of the Letters of Credit). All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

                                  ARTICLE  X

                        EVENTS OF DEFAULT AND REMEDIES

       SECTION 10.01. Events of Default and Remedies. If any of the following events ("Events of Default") shall occur and be continuing:

      (a) any installment of principal or payment of interest on any Note or any Fee shall not be paid on the date on which such payment is due as required under this Agreement; or

      (b) any representation or warranty made or, for purposes of Article V, deemed made by or on behalf of any Loan Party herein or in any of the Loan Documents or other document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

      (c) the Company shall fail to perform or observe or cause any Subsidiary to fail to perform or observe any duty or covenant contained in this Agreement including the Exhibits and Schedules hereto; or

      (d) any Loan Party fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness (other than the Notes or the Guaranty) with an aggregate principal amount in excess of $250,000.00 outstanding beyond any period of grace provided with respect thereto or fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any such instrument, if such failure is to cause, or to permit the holder or holders to cause, such obligations to become due prior to any stated maturity; or

      (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of such Loan Party, under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of such Loan Party or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

      (f) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of such Loan Party, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

      (g) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or a waiver of the minimum funding standard or extension of any amortization period is sought or granted under Section 412 of the Code with respect to a Plan; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on the Company, any Subsidiary or an ERISA Affiliate; any Plan shall have an Unfunded Current Liability; any required contribution to a Plan or Multiemployer Plan shall not have been timely made; or the Company, any Subsidiary or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result (individually or collectively) from any such event or events a material risk of either (i) the imposition of a Lien(s) upon, or the granting of a security interest(s) in, the assets of the Company, any Subsidiary and/or an ERISA Affiliate in an amount(s) equal to or exceeding $1,000,000.00 or
(ii) the Company, any Subsidiary and/or an ERISA Affiliate incurring a liability(ies) or obligation(s) with respect thereto equal to or exceeding $ 1,000,000.00; or

      (h) a judgment or order, which with other outstanding judgments and orders against any Loan Party equals or exceeds $250,000.00 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), shall be entered against any Loan Party and (i) within 30 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor or upon such judgment; or

      (i) (i)  the Private Placement shall not be consummated by May 1, 1995 and
(ii) the Company shall not have provided the Agent and the Banks, by June 1, 1995, with an alternative plan, satisfactory to and approved by the Required Banks, to generate funds sufficient to repay the Notes in full.

       SECTION 10.02. Primary Remedies. In such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may, by written notice to the Company (a

"Notice of Default") take any or all of the following actions, without prejudice to the rights of the Agent or other holder of any of the Obligations to enforce its claims against any Loan Party (provided that, if an Event of Default specified in Section 10.01(e) or Section 10.01(f) shall occur with respect to any Loan Party, the result of which would occur upon the giving of a Notice of Default as specified in clauses (i), (ii) and (v) below and shall occur automatically without the giving of any Notice of Default): (i) declare the Agent's Revolving Credit Commitment and the Letter of Credit Commitment terminated; (ii) declare the principal of and any accrued and unpaid interest in respect of all Loans, and all obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and non-payment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by each Loan Party; (iii) exercise any rights or remedies under any document securing or guaranteeing any of the obligations; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise); and (v) direct the Company to pay, and the Company agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 10.01(e) or Section 10.01(f)), it will pay to the Agent, to the extent permitted by law, such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding to be held in an interest bearing account with the Agent as security for the Obligations and the other obligations of the Loan Parties hereunder and under the Notes and the other Loan Documents.

       SECTION 10.03. Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent, may proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to realize on any collateral securing the Loans or to enforce the payment of all amounts owing to the Agent under the Loan Documents and any accrued and unpaid interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing or provided it at law or in equity or by statute or otherwise.


                                  ARTICLE XI

                                  THE  AGENT

       SECTION 11.01. Authorization and Action. Each Bank hereby irrevocably appoints and authorizes the Agent to act on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Documents a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. As to any matters not expressly provided for by this Agreement, the Notes or the other Loan Documents (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon the Banks and all holders of Notes and the Obligations; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

       SECTION 11.02. AGENT'S RELIANCE. (A) NEITHER THE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS (I) WITH THE CONSENT OR AT THE REQUEST OF THE REQUIRED BANKS OR (II) IN THE ABSENCE OF ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (IT BEING THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE AGENT AND ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS UNDER THIS SECTION RESULTING FROM THEIR SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE).

      (b) Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of each Note and the Obligations as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, any Note or any other Loan Document; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note or any other Loan Document or to inspect the property (including the books and records) of the Company; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of this Agreement, any Note, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be responsible to any Bank for the perfection or priority of any Lien securing the Obligations; and (vii) shall incur no liability under or in respect of this Agreement, any Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

       SECTION 11.03. Agent and Affiliates; Texas Commerce Bank National Association and Affiliates. Without limiting the right of any other Bank to engage in any business transactions with the Company or any of its Affiliates, with respect to their commitments, the Loans made by them and the Notes issued to them, Texas Commerce Bank National Association and each other Bank who may become the Agent shall have the same rights and powers under this Agreement and its Notes as any other Bank and may exercise the same as though it was not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Texas Commerce Bank National Association and any such other Bank, in their individual capacities. Texas Commerce Bank

National Association, each other Person who becomes the Agent and their respective Affiliates may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing or other financing activities not the subject of this Agreement (collectively, the "Other Financings") with the Company, any Subsidiary or any of its Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with the Company, any Subsidiary or any of its Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Banks. Without limiting the rights and remedies of the Banks specifically set forth herein, no other Bank by virtue of being a Bank hereunder shall have any interest in (a) any Other Activities, (b) any present or future guaranty by or for the account of the Company not contemplated or included herein, (c) any present or future offset exercised by the Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Agent which may be or become security for the obligations of the Company, any Subsidiary or any of its Affiliates hereunder and under the Notes by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, however, that if any payment in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations evidenced hereunder and by the Notes, then each Bank shall be entitled to share in such application according to its pro rata portion of such obligations.

       SECTION 11.04. Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 7.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

       SECTION 11.05. Agent's Indemnity. (a) The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to the respective aggregate principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective amounts of their Revolving Credit Commitments, or if no Revolving Credit Commitments are outstanding, the respective amounts of the Revolving Credit Commitments immediately prior to the time the Revolving Credit Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, the Notes and the other Loan Documents (including any action taken or omitted under Article II of this Agreement). Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Company. The provisions of this Section shall survive the termination of this Agreement, the payment of the Obligations and/or the assignment of any of the Notes.

      (b) Notwithstanding the foregoing, no Bank shall be liable under this Section to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to the Agent resulting from the Agent's gross negligence or willful misconduct. Each Bank agrees, however, that it expressly intends, under this Section, to indemnify the Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Agent,s sole ordinary or contributory negligence.

       SECTION 11.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed as Agent under this Agreement, the Notes and the other Loan Documents at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Agent,s giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder and under the Notes and the other Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the other Loan Documents. After any retiring Agent,s resignation or removal as Agent hereunder and under the Notes and the other Loan Documents, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, the Notes and the other Loan Documents.

       SECTION 11.07. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Agent receives such notice, the Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Agent also shall give notice thereof to the Company. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Article X.

                                 ARTICLE  XII

                                 MISCELLANEOUS

       SECTION 12.01. Amendments. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by any Loan Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, as to amendments, and by the Agent in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, no such amendment shall be effective unless signed by all of the Banks if it attempts to: (a) change the definition of "Designated Payment Date", "Required Banks", "Margin", "Revolving Credit Commitment", "Revolving Credit Note Maturity Date" or "Term Note Maturity Date",
(b) modify Sections 2.01, 2.02 and 2.08 or this Section, or (c) in any other manner change the Notes or the repayment terms of the Loans, including required principal payments or amount or time of interest payments.

       SECTION 12.02. Notices. All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

       (a)  If to the Loan Parties, to them at:
            5333 Westheimer, Suite 1000
            Houston, Texas   77056-5407
            Telecopy No:  (713)  624-1999
            Attention:  Mr. William P. McCaughey

       (b)  If to the Agent, to it at:
            712 Main Street, 5 TCB-E  78
            Houston, Texas   77002    Telecopy No.:  (713) 216 6004

            Attention:  Mr. Michael D. Pickerd
                        Mr. Ernest L. Smith

            With a copy to:

            Andrews & Kurth L.L.P.
            4200 Texas Commerce Tower
            Houston, Texas  77002
            Telecopy No.:  (713)  220-4285

            Attention:  Mr. Thomas J. Perich

      (c) If to any Bank, to the address specified by such Bank (or the Agent on behalf of any Bank) to the Company.

All communications shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to any party at its address specified herein (or other address designated by such party in a communication to the other parties hereto), or telecopied to any party to the telecopy number set forth herein, or delivered personally to any party at its address herein specified; provided, that communications to the Agent pursuant to Article II and Article III shall not be effective until received.

       SECTION 12.03. No Waiver; Remedies. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       SECTION 12.04. Costs, Expenses and Taxes. The Company agrees to pay on demand: (a) all reasonable out of pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, interpretation or enforcement of the Loan Documents and the other documents to be delivered hereunder, including the reasonable fees and out of pocket expenses of counsel for the Agent with respect thereto, (b) all reasonable out of pocket costs and expenses of the Agent in connection with the syndication of the credit evidenced by this Agreement and the other Loan Documents, and (c) reasonable costs and expenses incurred in connection with other third party professional services required by the Agent. In addition, the Company shall pay any and all stamp and similar taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents and the other documents to be delivered hereunder, and agrees to save the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, any Note or any other Loan Document. Without prejudice to the survival of any other obligations of the Company hereunder and under the Notes, the obligations of the Company under this Section shall survive the termination of this Agreement and the payment of the Obligations or the assignment of the Notes.

       SECTION 12.05. Indemnity. (a) The Loan Parties jointly and severally shall indemnify the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Company of the proceeds of any extension of credit by any Bank hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Loan Documents, and the Loan Parties jointly and severally shall reimburse any Bank and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

      (B) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING

OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE LOAN PARTIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OF THE LOAN PARTIES UNDER THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE PAYMENT OF THE OBLIGATIONS OR THE ASSIGNMENT OF THE NOTES.

       SECTION 12.06. Right of Setoff. If any Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (time or demand, provisional or final) at any time held and other indebtedness at any time owing by it, or any branch, subsidiary or Affiliate, to or for the credit or the account of any Loan Party against any and all the Obligations of the Loan Parties now or hereafter existing under this Agreement and the other Loan Documents and other obligations of the Loan Parties held by each Bank, irrespective of whether or not it shall have made any demand under this Agreement, such Note, the Obligations or such other obligations and although the Obligations or such other obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

       SECTION 12.07. Governing Law. This Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith and therewith, shall be deemed to be contracts and agreements executed under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America. Without limitation of the foregoing, nothing in this Agreement, or in the Notes or in any other Loan Document shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive or charge in respect of any Loans or other Obligations to such Bank hereunder and under the other Loan Documents, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located. The Agent and the Loan Parties further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Notes and the Obligations hereunder and under the other Loan Documents, the indicated rate ceiling computed from time to time pursuant to Section (a)(1) and Section (b) of such Article shall be applicable; provided, however, that to the extent permitted by such Article, the Agent may from time to time by notice from the Agent to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans outstanding under the Notes and the Obligations hereunder and under the other Loan Documents. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Agreement, any Note issued hereunder or the Obligations hereunder and under the other Loan Documents.

       SECTION 12.08. Maximum Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to any Bank, or charged, contracted for, reserved, taken or received by any Bank, for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in any Note or any other Loan Document to the contrary notwithstanding, the Company shall not be required to pay unearned interest on any Note and no Loan Party shall be required to pay interest on its Obligations hereunder and under the Loan Documents to which it is a party at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under such Note, such Obligations and such Loan Documents would exceed the Highest Lawful Rate, or if the holder of such Note or such Obligations shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under such Note and the Loan Parties under such Obligations and the Loan Documents to which it is a party to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by such Loan Party under such Obligations and such Loan Documents shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by such Loan Party or any interest paid by such Loan Party in excess of the Highest Lawful Rate shall in the first instance be credited on the principal of the Obligations of such Loan Party (or if all such Obligations shall have been paid in full, refunded to the Loan Party paying such unearned interest). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, reserved, taken, charged or received by any Bank under the Notes and the Obligations of the Loan Parties hereunder and under this Agreement and the other Loan Documents held by it are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being such Bank's "Maximum Permissible Rate"), and shall be made, to the extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by said Notes and the other Obligations all interest at any time contracted for, charged or received by such Bank in connection therewith. If at any time and from time to time (y) the amount of interest payable to any Bank on any date shall be computed at such Bank's Maximum Permissible Rate pursuant to this Section and (z) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this Section.

       SECTION 12.09. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Loan Parties in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents until two years and one day after payment in full of the Obligations, the termination of the commitments of the Banks, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the Revolving Credit Commitment of the Banks shall not inure to the benefit of any successor or assign of the Company.

       SECTION 12.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Banks and shall inure to the benefit of the Loan Parties, Banks and their respective permitted successors and assigns.

       SECTION 12.11. Successors and Assigns; Participations. The Loan Parties may not assign or transfer any of their rights or obligations hereunder without the written consent of the Agent. The Banks may, without the consent of any Loan Party, assign to or sell participations to one or more banks in all or a portion of its rights and obligations under this Agreement and the other Loan Documents.

       SECTION 12.12. Accounting Terms. All accounting terms not otherwise defined herein shall be construed in accordance with GAAP.

       SECTION 12.13. Independence of Covenants. All covenants contained in this Agreement and in the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

       SECTION 12.14. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

       SECTION 12.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       SECTION 12.16. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

  (i) the singular number includes the plural number and vice versa;

  (ii) reference to any gender includes each other gender;

  (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

  (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

  (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

  (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

  (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

  (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

  (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

      (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

       SECTION 12.17. SUBMISSION TO JURISDICTION. (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 11.02, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

      (B) EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT

OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       SECTION 12.18. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

       SECTION 12.19. Final Agreement of the Parties. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                    Borrower:

                                    AMERICAN  ECOLOGY  CORPORATION


                                    By: /s/ William P. McCaughey
                                        ----------------------------
                                          William P. McCaughey
                                          Treasurer

                                    Agent:

                                    TEXAS  COMMERCE  BANK  NATIONAL ASSOCIATION


                                    By: /s/ Ernest L. Smith
                                       ---------------------------------
                                         Ernest L. Smith
                                         Vice President



                                    Guarantors:

                                    AMERICAN ECOLOGY RECYCLE CENTER, INC.

                                    AMERICAN  ECOLOGY SERVICES
                                     CORPORATION

                                    AMERICAN ECOLOGY ENVIRONMENTAL SERVICES
                                     CORPORATION

                                    AMERICAN ECOLOGY MANAGEMENT CORPORATION

                                    AMERICAN ECOLOGY INTERNATIONAL, INC.

                                    TEXAS ECOLOGISTS, INC.

                                    TRANSTEC ENVIRONMENTAL, INC.

                                    US ECOLOGY, INC.

                                    WPI TRANSPORTATION, INC.

                                    WPI WASTE CARRIERS, INC.


                                    By:  /s/ William P. McCaughey
                                       ------------------------------
                                         William P. McCaughey
                                         Treasurer

Term Loan:  $30,000,000.00             Banks:

Revolving Credit Loan:  $5,000,000.00  TEXAS  COMMERCE  BANK  NATIONAL
                                        ASSOCIATION
Letter of Credit Loan:  $5,000,000.00

                                       By:  /s/ Ernest L. Smith
                                          ------------------------------
                                            Ernest L. Smith
                                            Vice President

                              TEXAS COMMERCE BANK
                             NATIONAL ASSOCIATION

                                April 12, 1995

Michael D. Pickerd                                     P.O. Box 2558
Senior Vice President                                  Houston, Texas 77252-8078
                                                       (713) 216-5799
                                                       Fax (713) 216-6004

Mr. Bill McCaughey
American Ecology
5333 Westheimer, Suite 1000
Houston, Texas 77056

Dear Bill:

Reference is made to the Amended and Restated Credit Agreement between Texas Commerce Bank National Association and American Ecology Corporation ("AEC") dated December 1, 1994 ("Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

The Bank hereby waives non compliance and hereby amends the following Sections of the Credit Agreement:

1. SECTION 7.01(b)   This section is hereby amended to allow AEC to provide that the audited consolidated financial statements be delivered prior to April 17, 1995 and that the draft of AEC's
                     December 31, 1994 auditor's report, which contains an
                     "emphasis of a matter" paragraph related to AEC's maturity of debt in January 1996, is considered "reasonably
                     satisfactory" to TCB.
2. SECTION 8.09      For the period ending June 30, 1995, AEC's interest
                     coverage ratio is hereby amended to 2.7 to 1.0 and the interest coverage ratio will return to the requirement of a
                     3.5 to 1.0 ratio thereafter.

3. SECTION 8.10      For the period ending June 30, 1995, AEC's fixed charge
                     coverage ratio is hereby amended to 0.7 to 1.0 and the fixed charge coverage ratio will return to the requirement of 0.8 to 1.0 thereafter.

4. SECTION 8.14      The definition of Eligible Receivables is hereby deleted
                     and gross receivables will be reported instead. Section
                     8.14 is hereby amended to require AEC to maintain gross receivables greater than $16,000,000 for the quarter ending
                     June 30, 1995; greater than $16,500,000 for the quarter ending September 30, 1995; and $17,500,000 for the quarter ending December 31, 1995.

This waiver shall be effective solely with respect to the matters described above and solely for the periods set forth above, and shall not be deemed to be a waiver of any other covenant, term or condition of the Credit Agreement or any covenant, term or condition of any of the instruments or agreements referred to therein or to prejudice any other right or rights that the Bank may now have or may have in the future under or in connection with the Credit Agreement or the instruments or agreement referred to therein.

Except as expressly waived hereby, all of the covenants, terms and conditions of the Credit Agreement are and shall continue to be in full force and effect. This waiver will become effective upon execution by the Borrower and the Bank. After giving effect to the items noted above, AEC represents that they are in compliance with the Credit Agreement.

                                 Sincerely,

                                 [SIGNATURE OF MICHAEL D. PICKERD APPEARS HERE]

                                 Michael D. Pickerd

American Ecology Corporation agrees to and acknowledges the above statements with respect to the Credit Agreement.

                        By: [SIGNATURE OF C. CLIFFORD WRIGHT, JR. APPEARS HERE]
                            ---------------------------------------------------
                        Printed Name: C. Clifford Wright, Jr.
                                      -----------------------------------------
                        Title: Vice President
                               ------------------------------------------------
                        Date: 4/12/95
                              -------------------------------------------------